Exhibit 99.1
Salesforce Delivers Record Fourth Quarter Fiscal 2026 Results
RPO Exceeds $72B, Up 14% Y/Y; $15B OCF
Scaling The Agentic Enterprise With 2.4B Agentic Work Units Delivered & 19T Tokens Processed All-Time
CEOs of SharkNinja, Wyndham Hotels & Resorts and SaaStr to join Salesforce Earnings Show

SAN FRANCISCO, Calif. - February 25, 2026 - Salesforce (NYSE: CRM), the world's #1 AI CRM, today announced results for its fourth quarter and full fiscal year ended January 31, 2026.

Financial Highlights
•Current remaining performance obligation of $35.1 billion, up 16% year-over-year ("Y/Y") and 13% in constant currency ("CC"), including 4pts Informatica contribution
•Remaining performance obligation of $72.4 billion, up 14% Y/Y
•Fourth quarter subscription & support revenue of $10.7 billion, up 13% Y/Y and 11% in CC, including $388 million Informatica contribution
•Fourth quarter revenue of $11.2 billion, up 12% Y/Y and 10% in CC, including $399 million Informatica contribution
•FY26 revenue of $41.5 billion, up 10% Y/Y and 9% in CC, including $399 million Informatica contribution
•FY26 GAAP operating margin of 20.1% and non-GAAP operating margin of 34.1%
•FY26 operating cash flow of $15.0 billion, up 15% Y/Y, and free cash flow of $14.4 billion, up 16% Y/Y
•Returned $14.3 billion to shareholders, including $12.7 billion in share repurchases and $1.6 billion in dividends
•Announces $50 billion share repurchase program authorization, replacing all previously unused authorizations
•Increased quarterly dividend to $0.44 per share of outstanding common stock, up 5.8% Y/Y

“We delivered a phenomenal quarter to close out a record fiscal 2026, delivering $41.5 billion in revenue, up 10% year-over-year and we passed an incredible milestone, with $72 billion in total RPO, up 14% year-over-year,” said Marc Benioff, Chair and CEO, Salesforce. “We’ve rebuilt Salesforce to become the operating system for the Agentic Enterprise, bringing humans and agents together on one trusted platform. And the more intelligence moves to where work happens, the more valuable Salesforce becomes. Agentforce ARR reached $800 million, up 169% year-over-year, and we’ve closed 29,000 deals, up 50% quarter-over-quarter. We’ve consumed nearly 20 trillion tokens, and converted them into more than 2.4 billion agentic work units to date, moments where AI wasn't just reasoning — it was delivering real work. Agentic AI is a tailwind for our business, and we’re well on our way to $63 billion in revenue in FY30.”

“Salesforce delivered a record Q4 as our customers' shift to the Agentic Enterprise surges, fueling NNAOV acceleration in H2 FY26,” said Robin Washington, President and Chief Financial and Operating Officer, Salesforce. “Our performance makes us even more confident in our path to reaccelerate organic revenue growth in H2 FY27. By driving adoption of Agentforce and Data 360 across our platform, we are building a powerful engine that converts raw intelligence into enterprise work. Reflecting our strong trajectory, we’ve increased our authorization to $50 billion for share repurchases and increased our quarterly dividend, reinforcing our commitment to delivering significant shareholder value.”

Salesforce Company Highlights
•Introduced Agentic Work Units (“AWUs”) to measures tasks accomplished by an AI Agent, with 2.4 billion AWUs delivered to date across Agentforce and Slack, growing 57% quarter-over-quarter ("Q/Q")
•Salesforce has processed more than 19 trillion tokens to date, up 5x Y/Y
•Agentforce and Data 360 annual recurring revenue ("ARR") exceeds $2.9 billion, up over 200% Y/Y, including $1.1 billion Informatica Cloud ARR and $800 million Agentforce ARR, up 169% Y/Y
•Salesforce has closed over 29,000 Agentforce deals since launch, up 50% Q/Q
•More than 60% of Agentforce and Data 360 Q4 bookings came from existing customer expansion
•Agentforce accounts in production increased nearly 50% Q/Q
•In FY26, Data 360 ingested 112 trillion records, up 114% Y/Y, including 53 trillion via Zero Copy, up 310% Y/Y, and processed 18 terabytes of unstructured data
•All Salesforce Top 10 Q4 wins included Agentforce 360, Data 360, Agentforce Sales, Agentforce Service, Agentforce 360 Platform, and Agentforce Analytics

•Collectively, Salesforce industry businesses finished the year at $6.6 billion ARR, up nearly 20% Y/Y

Salesforce Announces Increase to Quarterly Dividend
Salesforce’s Board of Directors declared a quarterly cash dividend of $0.44 per share of outstanding common stock, which represents a 5.8% Y/Y increase. The dividend is payable on April 23, 2026 to stockholders of record as of the close of business on April 9, 2026.

Guidance
•Initiates full year FY27 revenue guidance of $45.8 billion to $46.2 billion, up 10% - 11% Y/Y and in CC, including approximately 3pts Informatica contribution
•Expects organic revenue re-acceleration in the second half of FY27
•Initiates full year FY27 subscription & support revenue growth guidance of slightly under 12% Y/Y and approximately 11% in CC, including approximately 3pts Informatica contribution
•Initiates full year FY27 GAAP operating margin guidance of 20.9%, and non-GAAP operating margin guidance of 34.3%
•Initiates full year FY27 operating cash flow growth guidance of approximately 9% - 10% Y/Y
•Raises full year FY30 revenue target to $63 billion including Informatica

Salesforce's guidance includes GAAP and non-GAAP financial measures. The following tables summarize Salesforce's guidance for the first quarter fiscal 2027 and full-year fiscal 2027:

Q1 FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$11.03 - $11.08 billion	N/A
Revenue growth(2)	12% - 13%	10% - 11% CC, $175M Y/Y FX
Includes slightly above 4pts Informatica contribution
Diluted net income per share	$1.77 - $1.79	$3.11 - $3.13
Current remaining performance obligation growth(3)	Approximately 14%	Approximately 13% CC, $100M Y/Y FX

Full Year FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$45.80 - $46.20 billion	N/A
Revenue growth(2)	10% - 11%	Approximately 10% - 11% CC, $300M Y/Y FX
Includes approximately 3pts Informatica contribution
Subscription & support revenue growth(4)	Slightly under 12%	Approximately 11% CC
Includes approximately 3pts Informatica contribution
Operating margin	20.9%	34.3%
Diluted net income per share	$7.85 - $7.93	$13.11 - $13.19
Operating cash flow growth	Approximately 9% - 10%	N/A
Free cash flow growth	N/A	Approximately 9% - 10%
Capital expenditures	N/A	Approximately 1.5% of revenue
(1) Non-GAAP CC revenue growth, non-GAAP CC remaining performance obligation growth, non-GAAP CC subscription & support revenue growth, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flow growth are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP diluted net income per share guidance and non-GAAP diluted net income per share guidance excludes any impact to share count from potential Q1 - Q4 FY27 repurchase activity under our share repurchase program.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Current remaining performance obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription & support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY27 Guidance
GAAP operating margin(1)	20.9%
Plus
Amortization of purchased intangibles(2)	4.1%
Stock-based compensation expense(2)(3)	9.0%
Restructuring and acquisition-related costs(2)(3)	0.3%
Non-GAAP operating margin(1)	34.3%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY27.
(3) The percentages shown in the restructuring and acquisition-related costs line have been calculated based on charges associated with the Company's restructuring initiatives and acquisition-related costs. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring and acquisition-related costs line.

The following is a per share reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the next quarter and the full year:

	Fiscal 2027
	Q1	FY27
GAAP diluted net income per share range(1)(2)	$1.77 - $1.79	$7.85 - $7.93
Plus
Amortization of purchased intangibles	$0.59	$2.00
Stock-based compensation expense	$1.03	$4.41
Restructuring and acquisition-related costs(3)	$0.05	$0.14
Less
Income tax effects and adjustments(4)	$(0.33)	$(1.29)
Non-GAAP diluted net income per share(2)	$3.11 - $3.13	$13.11 - $13.19
Shares used in computing basic net income per share (millions)(5)	931	938
Shares used in computing diluted net income per share (millions)(5)	937	943
(1) The Company's GAAP tax provision is expected to be approximately 21.0% for the three months ended April 30, 2026 and for the year ended January 31, 2027. The GAAP tax rates may fluctuate due to discrete tax items, changes in valuation allowance assessment, future acquisitions, or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted net income per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted net income per share is in connection with the Company's restructuring initiatives and acquisition-related costs.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 20.5%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP net income per share guidance and non-GAAP net income per share guidance excludes any impact to share count from potential Q1 - Q4 FY27 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Salesforce releases major updates for our core platform and apps three times a year, with additional updates happening regularly across our portfolio. These releases are a result of significant research and development investments made over multiple years, and are designed to help customers drive cost savings, boost efficiency, and build trust.

Salesforce leaders will participate in a Q4 FY26 Agentforce 360 Platform Evolution & Innovation webinar on Friday, February 27, 2026, at 8:00 AM PT / 11:00 AM ET. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

To learn more about our newest innovations and product release highlights, including our latest Spring 2026 Product Release, see FY26 Q4 Product Releases and Announcements at https://www.salesforce.com/news/stories/fy26-q4-highlights/ and see our latest major release at www.salesforce.com/releases.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

TBPN Appearance
Marc Benioff is expected to appear on TBPN (Technology Business Programming Network) at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss the company’s recent performance and vision for the Agentic Enterprise. A livestream and replay will be available at https://x.com/tbpn.

Quarterly Earnings Show
Salesforce plans to host a live "earnings show" broadcast at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce helps organizations of any size become agentic enterprises - integrating humans, agents, apps, and data on a trusted, unified platform to unlock unprecedented growth and innovation. Visit www.salesforce.com for more information.

Mike Spencer
Salesforce
Investor Relations
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, net income per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•the effect of the acquisition of Informatica on our operating results, the market price of our common stock, our ability to retain and hire key personnel and our ability to maintain relationships with customers, suppliers and others with whom we or Informatica do business;
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;
•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software, energy and platform providers and the organizations responsible for the development and maintenance of Internet infrastructure;
•uncertainties regarding AI technologies and their integration into our product offerings;
•the evolving landscape related to environmental, social and governance (“ESG”) matters;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;
•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;
•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to meet our long-term revenue target and profitable growth framework;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the realizability, valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax rules;
•uncertainties affecting our ability to estimate our tax rate;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, uncertainty regarding changes in trade policies, including trade wars, the threat or imposition of tariffs or other trade restrictions as well as any retaliatory actions, and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;

•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the Company's restructuring initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at investor.salesforce.com/financials/.

Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2026 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Consolidated Statements of Operations
(in millions, except per share data)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Revenues:	(unaudited)	(unaudited)	(unaudited)
Subscription and support	$10,675	$9,451	$39,388	$35,679
Professional services and other	526	542	2,137	2,216
Total revenues	11,201	9,993	41,525	37,895
Cost of revenues (1)(2):
Subscription and support	1,875	1,581	6,796	6,198
Professional services and other	633	636	2,474	2,445
Total cost of revenues	2,508	2,217	9,270	8,643
Gross profit	8,693	7,776	32,255	29,252
Operating expenses (1)(2):
Research and development	1,619	1,420	5,993	5,493
Sales and marketing	4,017	3,471	14,345	13,257
General and administrative	902	767	3,000	2,836
Restructuring	286	298	586	461
Total operating expenses	6,824	5,956	23,924	22,047
Income from operations	1,869	1,820	8,331	7,205
Gains (losses) on strategic investments, net	811	96	1,017	(121)
Other income (expense)	(52)	72	172	354
Income before provision for income taxes	2,628	1,988	9,520	7,438
Provision for income taxes	(685)	(280)	(2,063)	(1,241)
Net income	$1,943	$1,708	$7,457	$6,197
Basic net income per share	$2.08	$1.78	$7.85	$6.44
Diluted net income per share (3)	$2.07	$1.75	$7.80	$6.36
Shares used in computing basic net income per share	935	959	950	962
Shares used in computing diluted net income per share	940	974	956	974
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	$224	$150	$692	$750
Sales and marketing	302	232	995	901
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	$147	$132	$553	$518
Research and development	336	277	1,162	1,091
Sales and marketing	413	294	1,287	1,205
General and administrative	187	100	478	367
Restructuring	0	0	29	2
(3)During the three months ended January 31, 2026 and 2025, gains on strategic investments impacted GAAP diluted net income per share by $0.66 and $0.07 based on a U.S. tax rate of 23.5% and 24.0%, respectively, and non-GAAP diluted net income per share by $0.67 and $0.08 based on a non-GAAP tax rate of 22.0%. During the fiscal year ended January 31, 2026 and 2025, gains (losses) on strategic investments impacted GAAP diluted EPS by $0.81 and $(0.09) based on a U.S. tax rate of 23.5% and 24.0%, respectively, and non-GAAP diluted EPS by $0.83 and $(0.10) based on a non-GAAP tax rate of 22.0%.

Salesforce, Inc.
Consolidated Statements of Operations
(As a percentage of total revenues)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Revenues:	(unaudited)	(unaudited)	(unaudited)
Subscription and support	95%	95%	95%	94%
Professional services and other	5	5	5	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	16	16	16
Professional services and other	5	6	6	7
Total cost of revenues	22	22	22	23
Gross profit	78	78	78	77
Operating expenses (1)(2):
Research and development	14	14	15	15
Sales and marketing	36	35	35	35
General and administrative	8	8	7	7
Restructuring	3	3	1	1
Total operating expenses	61	60	58	58
Income from operations	17	18	20	19
Gains on strategic investments, net	7	1	3	0
Other income (expense)	(1)	1	0	1
Income before provision for income taxes	23	20	23	20
Provision for income taxes	(6)	(3)	(5)	(4)
Net income	17%	17%	18%	16%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	2%	2%	2%	2%
Sales and marketing	3	2	2	2

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	1%	1%	1%	1%
Research and development	3	3	3	3
Sales and marketing	4	3	3	3
General and administrative	2	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	January 31, 2026	January 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,327	$8,848
Marketable securities	2,238	5,184
Accounts receivable, net	14,339	11,945
Costs capitalized to obtain revenue contracts, net	2,075	1,971
Prepaid expenses and other current assets	2,243	1,779
Total current assets	28,222	29,727
Property and equipment, net	3,120	3,236
Operating lease right-of-use assets, net	2,003	2,157
Noncurrent costs capitalized to obtain revenue contracts, net	2,985	2,475
Strategic investments	7,591	4,852
Goodwill	57,941	51,283
Intangible assets acquired through business combinations, net	6,815	4,428
Deferred tax assets and other assets, net	3,628	4,770
Total assets	$112,305	$102,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$8,253	$6,658
Operating lease liabilities, current	548	579
Unearned revenue	24,317	20,743
Debt, current	4,000	0
Total current liabilities	37,118	27,980
Noncurrent debt	10,439	8,433
Noncurrent operating lease liabilities	2,189	2,380
Other noncurrent liabilities	3,417	2,962
Total liabilities	53,163	41,755
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(32,228)	(19,507)
Additional paid-in capital	68,835	64,576
Accumulated other comprehensive income (loss)	313	(266)
Retained earnings	22,221	16,369
Total stockholders’ equity	59,142	61,173
Total liabilities and stockholders’ equity	$112,305	$102,928

Salesforce, Inc.
Consolidated Statements of Cash Flows
(in millions)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Operating activities:	(unaudited)	(unaudited)	(unaudited)
Net income	$1,943	$1,708	$7,457	$6,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	1,120	877	3,631	3,477
Amortization of costs capitalized to obtain revenue contracts, net	560	527	2,197	2,095
Stock-based compensation expense	1,083	803	3,509	3,183
(Gains) losses on strategic investments, net	(811)	(96)	(1,017)	121
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(8,632)	(7,171)	(2,160)	(490)
Costs capitalized to obtain revenue contracts, net	(1,492)	(1,016)	(2,811)	(2,121)
Prepaid expenses and other current assets and other assets	936	(232)	819	(1,495)
Accounts payable and accrued expenses and other liabilities	2,238	1,592	1,014	1,089
Operating lease liabilities	(152)	(161)	(567)	(548)
Unearned revenue	8,671	7,139	2,924	1,584
Net cash provided by operating activities	5,464	3,970	14,996	13,092
Investing activities:
Business combinations, net of cash acquired	(8,236)	(2,217)	(9,268)	(2,734)
Purchases of strategic investments	(512)	(165)	(1,958)	(539)
Sales of strategic investments	72	8	184	126
Purchases of marketable securities	(193)	(1,838)	(3,763)	(6,879)
Sales of marketable securities	225	491	4,414	4,143
Maturities of marketable securities	78	939	2,395	3,378
Capital expenditures	(141)	(154)	(594)	(658)
Net cash used in investing activities	(8,707)	(2,936)	(8,590)	(3,163)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	6,000	0	6,000	0
Repurchases of common stock	(3,937)	(76)	(12,596)	(7,829)
Payments for taxes related to net share settlement of equity awards	(212)	0	(351)	0
Proceeds from employee stock plans	274	484	1,039	1,540
Principal payments on financing obligations	(146)	(98)	(584)	(603)
Repayments of debt	0	0	0	(1,000)
Payments of dividends and dividend equivalents	(391)	(383)	(1,587)	(1,537)
Net cash provided by (used in) financing activities	1,588	(73)	(8,079)	(9,429)
Effect of exchange rate changes	4	(110)	152	(124)
Net increase (decrease) in cash and cash equivalents	(1,651)	851	(1,521)	376
Cash and cash equivalents, beginning of period	8,978	7,997	8,848	8,472
Cash and cash equivalents, end of period	$7,327	$8,848	$7,327	$8,848
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of term license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2026 (1)	$35.1	$37.3	$72.4
As of October 31, 2025	29.4	30.1	59.5
As of July 31, 2025	29.4	30.5	59.9
As of April 30, 2025	29.6	31.3	60.9
As of January 31, 2025	30.2	33.2	63.4
(1)    Includes approximately $2.2 billion of remaining performance obligation related to Informatica, Inc. (“Informatica”).
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Unearned revenue, beginning of period	$14,996	$13,472	$20,743	$19,003
Billings and other (1)	20,522	17,264	45,099	39,635
Revenue recognized over time	(10,313)	(9,182)	(39,041)	(35,628)
Revenue recognized at a point in time	(888)	(811)	(2,484)	(2,267)
Unearned revenue, end of period	$24,317	$20,743	$24,317	$20,743
(1)     Other includes, for example, the impact of foreign currency translation as well as contributions from contract assets and business combinations, including $651 million from Informatica as of the acquisition date.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings (1)
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Agentforce Sales	$2,333	$2,134	$9,028	$8,322
Agentforce Service	2,531	2,327	9,818	9,054
Agentforce 360 Platform, Slack and Other (2)	2,655	1,918	8,882	7,247
Agentforce Marketing and Agentforce Commerce	1,377	1,357	5,428	5,281
Agentforce Integration and Agentforce Analytics	1,779	1,715	6,232	5,775
	$10,675	$9,451	$39,388	$35,679
(1)     In the third quarter of fiscal 2026, the Company renamed its service offerings to reference Agentforce. There were no changes in the allocation of revenue between these service offerings coming from this change.

(2)    Agentforce 360 Platform, Slack and Other revenue for the year ended January 31, 2026 includes $388 million in subscription and support revenue from Informatica, which the Company acquired in November 2025.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Americas	$7,285	$6,660	$27,193	$25,143
Europe	2,781	2,334	10,017	8,891
Asia Pacific	1,135	999	4,315	3,861
	$11,201	$9,993	$41,525	$37,895
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended January 31, 2026 Compared to Three Months Ended January 31, 2025	Three Months Ended October 31, 2025 Compared to Three Months Ended October 31, 2024	Three Months Ended January 31, 2025 Compared to Three Months Ended January 31, 2024
Agentforce Sales	8%	8%	9%
Agentforce Service	7%	8%	9%
Agentforce 360 Platform, Slack and Other	37%	19%	12%
Agentforce Marketing and Agentforce Commerce	(1)%	1%	8%
Agentforce Integration and Agentforce Analytics	3%	6%	6%
Total growth	11%	9%	9%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended January 31, 2026 Compared to Three Months Ended January 31, 2025	Three Months Ended October 31, 2025 Compared to Three Months Ended October 31, 2024	Three Months Ended January 31, 2025 Compared to Three Months Ended January 31, 2024
Americas	9%	8%	8%
Europe	13%	7%	7%
Asia Pacific	13%	11%	14%
Total growth	10%	8%	9%
Current remaining performance obligation constant currency growth rates were as follows:

	January 31, 2026 Compared to January 31, 2025	October 31, 2025 Compared to October 31, 2024	January 31, 2025 Compared to January 31, 2024
Total growth	13%	11%	11%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP income from operations
GAAP income from operations	$1,869	$1,820	$8,331	$7,205
Plus:
Amortization of purchased intangibles (1)	526	382	1,687	1,651
Stock-based compensation expense (2)(3)	1,083	803	3,480	3,181
Restructuring and acquisition-related costs	358	298	658	461
Non-GAAP income from operations	$3,836	$3,303	$14,156	$12,498
Non-GAAP operating margin as a percentage of revenues
Total revenues	$11,201	$9,993	$41,525	$37,895
GAAP operating margin (4)	16.7%	18.2%	20.1%	19.0%
Non-GAAP operating margin (4)	34.2%	33.1%	34.1%	33.0%
Non-GAAP net income
GAAP net income	$1,943	$1,708	$7,457	$6,197
Plus:
Amortization of purchased intangibles (1)	526	382	1,687	1,651
Stock-based compensation expense (2)(3)	1,083	803	3,480	3,181
Restructuring and acquisition-related costs	358	298	658	461
Income tax effects and adjustments	(326)	(484)	(1,313)	(1,560)
Non-GAAP net income	$3,584	$2,707	$11,969	$9,930

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP diluted net income per share
GAAP diluted net income per share	$2.07	$1.75	$7.80	$6.36
Plus:
Amortization of purchased intangibles (1)	0.56	0.39	1.76	1.70
Stock-based compensation expense (2)(3)	1.15	0.82	3.64	3.27
Restructuring and acquisition-related costs	0.38	0.31	0.69	0.47
Income tax effects and adjustments	(0.35)	(0.49)	(1.37)	(1.60)
Non-GAAP diluted net income per share	$3.81	$2.78	$12.52	$10.20
Shares used in computing non-GAAP diluted net income per share	940	974	956	974

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	$224	$150	$692	$750
Sales and marketing	302	232	995	901
	$526	$382	$1,687	$1,651

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Cost of revenues	$147	$132	$553	$518
Research and development	336	277	1,162	1,091
Sales and marketing	413	294	1,287	1,205
General and administrative	187	100	478	367
	$1,083	$803	$3,480	$3,181

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring initiatives for each of the three months ended January 31, 2026 and 2025 of $0 million and for the fiscal year ended January 31, 2026 and 2025 of $29 million and $2 million, respectively, which are included in the restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense, charges associated with the Company's restructuring initiatives and acquisition-related costs.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
GAAP Basic Net Income Per Share
Net income	$1,943	$1,708	$7,457	$6,197
Basic net income per share	$2.08	$1.78	$7.85	$6.44
Shares used in computing basic net income per share	935	959	950	962

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$3,584	$2,707	$11,969	$9,930
Non-GAAP basic net income per share	$3.83	$2.82	$12.60	$10.32
Shares used in computing non-GAAP basic net income per share	935	959	950	962

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
GAAP Diluted Net Income Per Share
Net income	$1,943	$1,708	$7,457	$6,197
Diluted net income per share	$2.07	$1.75	$7.80	$6.36
Shares used in computing diluted net income per share	940	974	956	974

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$3,584	$2,707	$11,969	$9,930
Non-GAAP diluted net income per share	$3.81	$2.78	$12.52	$10.20
Shares used in computing non-GAAP diluted net income per share	940	974	956	974

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
GAAP net cash provided by operating activities	$5,464	$3,970	$14,996	$13,092
Capital expenditures	(141)	(154)	(594)	(658)
Free cash flow	$5,323	$3,816	$14,402	$12,434

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue and revenue growth rate, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles and charges associated with the Company's restructuring initiatives. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Company's restructuring initiatives and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Acquisition-related costs: Acquisition-related expenses include transaction and integration expenses for consummated transactions that are incurred prior to the acquisition closing or within the first year of the acquisition close date, which may include transaction or integration expenses paid to third parties, one-time severance and retention bonuses for acquired and transitional employees, or exit costs associated with an acquired company’s long-lived assets, such as real estate, or other long-term commercial agreements. The Company excludes these acquisition-related expenses because they are distinct from ongoing operational costs and the Company does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2025 and 2026, the Company used a projected non-GAAP tax rate of 22.0%. For fiscal 2027, the Company uses a projected non-GAAP tax rate of 20.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.

Other Metrics: The Company defines Agentforce and Data 360 annual recurring revenue ("ARR") as the annualized recurring value of active Data 360 and certain generative artificial intelligence ("AI") subscription agreements, including those for Agentforce and generative AI products and features, that were executed at the end of the reporting period.

The Company defines Net New Annual Order Value ("NNAOV") as the net change in the annual order value of our customer subscription agreements during a given period. NNAOV is calculated as the sum of: (i) the annualized contract value from new and existing customers who enter into subscription agreements during the period; less (ii) the reduction in annualized order value from customer cancellations, non-renewals, or downgrades during the period.

The Company defines an Agentic Work Unit ("AWU") as a measure of discrete tasks executed by AI agents in production across the Salesforce platform, including Agentforce and Slack. AWUs represent the conversion of generative AI capabilities into measurable business outputs, such as resolving customer cases, updating records or triggering automated workflows.